UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2014

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA 22310
(Address of Principal Executive Offices and Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On July 31, 2014, the Board of Directors of VSE Corporation (the "Board") elected Admiral John C. Harvey, Jr., USN, Retired and the 31st Commander of the U.S. Fleet Forces Command, as a member of the Board, effective July 31, 2014. The Board consists of ten members.

    Admiral Harvey retired from the U.S. Navy in October 2012, after serving as the Commander of the U.S. Fleet Forces Command. Admiral Harvey was responsible for improving the operational readiness of deployed naval forces, increasing performance standards in all aspects of Fleet operations and maintenance, and strengthening the Navy's operational partnership with U.S. Marine Corps forces. In his thirty-nine year naval career, Admiral Harvey specialized in naval nuclear propulsion, surface ship and carrier strike group operations and navy-wide manpower management and personnel policy development.

    A copy of the July 31st, 2014 press release announcing the election of Admiral Harvey is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

    Exhibit
    Number

    99.1  Press release issued by VSE Corporation on July 31, 2014 announcing the election of Admiral John C. Harvey, Jr., USN, Retired, to the VSE Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: August 1, 2014	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary